EXHIBIT 21.1

      SUBSIDIARY NAME                     STATE OF INCORPORATION/FORMATION

      iExalt Operating, Inc.                          Texas
         d/b/a iExalt.net
         d/b/a iExalt Electronic Publishing
         d/b/a NavPress Software
         d/b/a iExaltRadio
         d/b/a Life Perspectives radio
         d/b/a netFilter Technologies
         d/b/a nXp Technologies

      WordCross Enterprises, Inc.                     Ohio
         d/b/a Christian Happenings

      Solutions Global, Inc.                          West Virginia
         d/b/a iExalt.com

      ChristianSpeakers.com                           Tennessee

      First Choice Marketing, Inc.                    Texas
         d/b/a iExaltFamily.com

      PremierCare Investors, Inc.                     Delaware

      PremierCare Behavioral Healthcare, Inc.         Delaware

      PremierCare, LLC                                Delaware

      Keener Communications Group, Inc.               California
         d/b/a Christian Times

      ListenFirst.com, Inc.                           Tennessee
         (acquired October 3, 2000)

      CleanWeb, Inc.                                  Texas
         (acquired October 31, 2000)

                                     Exh-30